PROMISSORY NOTE

DATE:	19th April 2013

BORROWER:	Novagen Finance Pty Ltd (A.C.N. 156 045 180)

BORROWER’S MAILING ADDRESS: Level 1

13-15 Short Street
Southport, Queensland 4215

LENDER:	Darryl James Munro and Lynda Marie Stewart

PLACE FOR PAYMENT: Level 1

13-15 Short Street
Southport, Queensland 4215

PRINCIPAL AMOUNT: $270,000

ANNUAL INTEREST RATE: 5% on unmatured amounts;

10% on matured, unpaid amounts

TERMS OF PAYMENT:

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due when called by the Lender. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on matured, unpaid amounts.

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Borrower and each surety, endorser and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney’s fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on matured unpaid amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of non-usurious interest that may be contracted for, taken, reserved, charged or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be cancelled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Each Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

/s/ Micheal Nugent

Micheal Nugent

NOVAGEN FINANCE PTY LTD

(A.C.N 156 045 180)